FOR IMMEDIATE RELEASE	NASDAQ: ANIP

ANI Pharmaceuticals Schedules Conference Call for

Fourth Quarter and Full Year 2013 Financial Results

BAUDETTE, Minnesota (February 6, 2014) – ANI Pharmaceuticals, Inc. (NASDAQ: ANIP) announced today that the Company plans to release its fourth quarter and full year 2013 financial results on Tuesday, February 18, 2014, before the opening of the U.S. financial markets. The earnings press release will be accessible through the Investor Relations section of the Company’s website, www.anipharmaceuticals.com.

Arthur Przybyl, President and Chief Executive Officer, and Charlotte Arnold, Chief Financial Officer, also plan to host a conference call to review those results starting at 4:30 p.m., Eastern Time on February 18, 2014. The call will be open to the public and can be accessed through a conference line by dialing (855) 582-8078. The conference ID is 74919094.

A recording of the conference call will be available within two hours of the completion of the call and will remain accessible for a period of seven days following the call. To access the replay, dial (855) 859-2056. The access code for the replay is 74919094.

About ANI

ANI Pharmaceuticals, Inc. (the “Company” or “ANI”) is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include narcotics, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. The Company has two pharmaceutical manufacturing facilities located in Baudette, Minnesota, which are capable of producing oral solid dose products, as well as liquids and topicals, narcotics, and potent products that must be manufactured in a fully contained environment. The Company's strategy is to continue to use these manufacturing assets to develop, produce, and distribute niche generic pharmaceutical products. For more information, please visit our website www.anipharmaceuticals.com.

For more information about ANI, please contact:

Arthur S. Przybyl

(218) 634-3608

arthur.przybyl@anipharmaceuticals.com

210 Main Street West, Baudette, MN 56623 ● Phone (218) 634-3500 ● Fax (218) 634-3540

Toll-Free (800) 434-1121